Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the quarterly report on Form 10-Q of Applix, Inc. (the “Company”) for the period ended September 30, 2002 as originally filed with the Securities and Exchange Commission on November 13, 2002 and as amended by amendment No. 1 on Form 10-Q/A as filed on March 31, 2003 and amendment No. 2 on Form 10-Q/A as filed on the date hereof (the “Report”), the undersigned, David Mahoney, Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

       (1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2)  the information contained in the Report fairly represents, in all material respects the financial condition and results of operations of the Company.

Dated: March 31, 2003	/s/ David C. Mahoney David C. Mahoney Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Applix, Inc. and will be retained by Applix, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.